UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

AmeraMex International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56054	88-0501944
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3930 Esplanade
Chico, CA 95973
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (530) 895-8955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On or about July 20, 2020, AmeraMex International, Inc. (the “Company”) and Geneva Roth Remark Holdings, Inc., a New York corporation (“Buyer”) entered into that certain Securities Purchase Agreement (the “Purchase Agreement”) by which the Buyer purchased and the Company issued and sold a convertible note of the Company, in the aggregate principal amount of $60,000 (the “Note”), convertible into shares of common stock, $.001 par value per share, of the Company (the “Common Stock”). The “Closing Date” of the transaction contemplated by the Purchase Agreement was July 22, 2020.

The Note was issued on the same date of the Agreement. A summary of the terms of the Note are as follows:

The principal amount of the Note is $60,000, with an interest rate of 10% per annum, and a Maturity Date of July 20, 2021. Any amount of principal or interest which is not paid when due shall bear interest at the rate of 22% per annum from the due date thereof. The Note holds conversion rights, whereby the Buyer has the right from time to time, and at any time after 180 days from July 20, 2020 and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, to convert the outstanding amounts of the Note into full paid and non-assessable shares of Common Stock, at the Conversion Price (defined below).

The Conversion Price shall be equal to the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 65% multiplied by the Market Price (as defined herein) (representing a discount rate of 35%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the 10 Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”).

The foregoing description of the Purchase Agreement and Note are not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Note, a copy of which is filed herewith as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Exhibits

Number	Description
10.1	Securities Purchase Agreement between the Company and Geneva Roth Remark Holdings, Inc., dated July 20, 2020

10.2	Convertible Promissory Note dated July 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeraMex International, Inc.

Date: July 28, 2020	By:
Lee Hamre
Chief Executive Officer